UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 18, 2016, law enforcement authorities executed a search warrant at the corporate office of United Development Funding IV (the “Trust”) in Grapevine, Texas. The search warrant was issued by a Magistrate Judge of the United States District Court for the Northern District of Texas. In addition, law enforcement officers served executive officers of the Trust and certain other employees of the Trust’s advisor and its affiliates with grand jury subpoenas seeking the production of documents related to the operations of the Trust.  The Trust does not believe that it, its officers or the employees of its advisor and its affiliates have violated any laws or regulations, and the Trust intends to cooperate fully with the government’s investigation. The Trust cannot, however, predict what additional action, if any, government authorities might take in the future.

In addition, on February 18, 2016, the Trust received notice that trading of the Trust’s securities on The NASDAQ Global Select Market (“NASDAQ”) has been halted pending a review by NASDAQ of certain information regarding the Trust and its business requested pursuant to a letter dated February 19, 2016. No assurance can be given regarding the resumption of the trading of the Trust’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: February 22, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer